DATA SYSTEMS & SOFTWARE INC.
                                  200 ROUTE 17
                            MAHWAH, NEW JERSEY 07430


                                                  January 26, 2001


Mr. Daniel Saks
Bounty Investors LLC
c/o WEC Asset Management, LLC
110 Colabaugh Pond Road,
Croton-on-Hudson, New York 10520-3218

         RE: DATA SYSTEMS & SOFTWARE INC.
             REGISTRATION STATEMENT     .
             ----------------------------


Dear Mr. Saks:

     I am writing to confirm the agreement of Data Systems & Software Inc. (the "Company") and Bounty Investors LLC ("Bounty") relating to Bounty's holdings of 84,794 unregistered shares of Common Stock of the Company (the "Shares") and a currently exercisable warrant to purchase 100,000 shares of Common Stock of the Company at an exercise price of $3.06625 per share and expiring on October 12, 2002 (the Warrant"). We have agreed as follows:

     1. THE SHARES; THE WARRANT SHARES. Bounty hereby waives all rights or claims it has or may in the future have, as the owner of the Shares, arising under the Registration Rights Agreement dated as of October 12, 1999 between the Company and Bounty (the "Registration Rights Agreement") relating to Bounty's rights to receive from the Company any cash penalties under Section 2(b)(ii) thereof as a result of any past or future failure of the Company to have declared effective by the Securities and Exchange Commission a registration statement (the Registration Statement") covering the resale of the Shares and the shares of Common Stock of the Company issuable upon exercise of the Warrants (the "Additional Shares") by Bounty or any of its transferees. Bounty also waives all rights or claims to any other damages it has or may have, as the owner of the Shares and the Warrant, as a result of the failure of the Registration Statement to have been declared effective through the date hereof.

     2. REGISTRATION OBLIGATIONS. The parties acknowledge that the Shares and any shares issuable upon exercise of the Conversion Right in Section 2.5 of the Warrant ("Cashless Shares") may be sold without registration in compliance with Rule 144. The Company agrees to facilitate any such sale by satisfying the current public information requirements of Rule 144(c) and otherwise by promptly causing an appropriate legal opinion to be delivered to the Company's transfer agent. The Company also covenants and agrees to continue to use its best efforts to have the Registration Statement, which covers the resale by Bounty of the Shares and the Additional Shares (including both shares issued upon payment of the applicable exercise price ("Warrant Shares") and Cashless Shares), declared effective as promptly as practicable and to make its best efforts to maintain the effectiveness thereof. The parties acknowledge that if the Company satisfactorily uses its best efforts, it shall not be liable to Bounty for any damages resulting from its failure to satisfy its obligations under Sections 2(a) and 2(b) of the Registration Rights Agreement.

Mr. Daniel Saks
January 26, 2001
Page 2


     3. SALE OF WARRANT SHARES AND CASHLESS SHARES. The Company agrees to pay to Bounty an amount equal to the difference between $193,375 and the Profits from Sales (as defined below), provided that Bounty must (i) exercise the Warrant in full and sell all Warrant Shares and Cashless Shares in transactions effectuated in the public markets on or before October 12, 2002 and (ii) on or before November 1, provide the Company with satisfactory evidence of such sales and of the net proceeds after payment of reasonable commissions received from such sales. The parties acknowledge and agree that a copy of a brokerage statement shall constitute satisfactory evidence of the net proceeds received from such sales by Bounty. "Profits from Sales" means the net proceeds after payment of reasonable commissions received by Bounty from the sale of all Warrant Shares and Cashless Shares, less (i) the aggregate Warrant Price (as defined in the Warrant) paid to the Company for any Warrant Shares acquired upon the partial or total exercise of the Warrant or (ii) zero in connection with any Cashless Shares upon the partial or total exercise of the Warrant.

     Except as modified by the terms of this letter agreement, the provisions of the Registration Rights Agreement remain in full force and effect.

     If the foregoing accurately reflects our agreement, please sign below where indicated and return a copy of this letter to us by fax at your earliest convenience.

                                           Very truly yours,

                                           DATA SYSTEMS & SOFTWARE INC.


                                           By:_________________________________
                                                    George Morgenstern,
                                                    President



ACCEPTED AND AGREED:

BOUNTY INVESTORS LLC

By:________________________
      Name:
      Title: